EX-6.4

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 1st day of August 2013, by and among DundeeWealth Funds (the “Dundee Trust”) on behalf of JOHCM Emerging Markets Opportunities Fund, JOHCM Global Equity Fund and JOHCM International Select Fund (each a “Transferring Fund” and collectively the “Transferring Funds”), each a series of Dundee Trust; DundeeWealth US, LP (“DundeeWealth US”), investment adviser to the Transferring Funds (for purposes of paragraphs 6.4 and 9.1 of the Agreement only); Advisers Investment Trust on behalf of JOHCM Emerging Markets Opportunities Fund, JOHCM Global Equity Fund and JOHCM International Select Fund (each an “Acquiring Fund” and collectively the “Acquiring Funds”), each a series of Advisers Investment Trust; and JO Hambro Capital Management, Limited, investment adviser to the Acquiring Funds (for purposes of paragraph 9.1 of the Agreement only). The Dundee Trust is a Delaware statutory trust, with its principal place of business at c/o Dundee Wealth US, LP 1055 Westlakes Drive, Suite 301, Berwyn, PA 19312. Advisers Investment Trust is an Ohio business trust, with its principal place of business at 4041 N. High Street, Suite 402, Columbus, OH 43214.

Each of the Transferring Funds and Acquiring Funds wish to effect a reorganization described in section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (“Code”), and intend this Agreement to be, and adopt it as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) (“Regulations”). The reorganization will consist of (i) the transfer of all of the assets of each Transferring Fund to the corresponding Acquiring Fund, which are being established solely for the purpose of acquiring those assets and continuing each Transferring Fund’s business, in exchange for Class I shares, Class II shares and Institutional Class shares, as applicable, of the corresponding Acquiring Fund (the “Acquiring Fund Shares”); (ii) the assumption by each Acquiring Fund of all of the liabilities of the corresponding Transferring Fund; and (iii) the distribution by each Transferring Fund, after the Closing Date, as that term is defined in paragraph 3.1, of the Acquiring Fund Shares pro rata to the Class I shares, Class II shares and Institutional Class shareholders of such Transferring Fund in liquidation of each Transferring Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”).

WHEREAS, each Transferring Fund and each Acquiring Fund is a separate investment series of an open-end, registered investment company of the management type and each Transferring Fund owns securities that generally are assets of the character in which the corresponding Acquiring Fund will be permitted to invest;

WHEREAS, each Transferring Fund offers, and has issued and outstanding multiple classes of shares, which vary by Fund, designated, as applicable, Class I shares, Class II shares and Institutional Class shares (“Class I Transferring Fund Shares,” “Class II Transferring Fund Shares,” and “Institutional Class Transferring Fund Shares,” respectively, and collectively, “Transferring Fund Shares”) and each Acquiring Fund offers multiple classes of shares, which vary by Fund but mirror the share classes of the corresponding Transferring Fund, designated, as applicable, Class I shares, Class II shares and Institutional Class shares (“Class I Acquiring Fund Shares,” “Class II Acquiring Fund Shares,” and “Institutional Class Acquiring Fund Shares,” respectively, and collectively, “Acquiring Fund Shares”);

WHEREAS, as of the Closing Date, each Transferring Fund and each Acquiring Fund will be authorized to issue their shares of beneficial interest of Class I, Class II and Institutional Class shares and of common stock, respectively;

WHEREAS, the Board of Trustees of the Dundee Trust, including a majority of the Trustees who are not “interested persons” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Board Members”), has determined that the transactions contemplated herein will be in the best interests of each Transferring Fund and has further determined that the interests of the existing shareholders of each Transferring Fund will not be diluted as a result of the transactions contemplated herein;

WHEREAS, the Board of Trustees of the Advisers Investment Trust, including a majority of the Independent Board Members, has determined that the transactions contemplated herein will be in the best interests of each Acquiring Fund;

NOW, THEREFORE, in consideration of the representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF EACH TRANSFERRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND ASSUMPTION OF EACH TRANSFERRING FUND’S LIABILITIES AND LIQUIDATION OF EACH TRANSFERRING FUND

1.1 THE EXCHANGE. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, each Transferring Fund agrees to transfer all of its assets as set forth in paragraph 1.2 to the corresponding Acquiring Fund. Each Acquiring Fund agrees in exchange for the corresponding Transferring Fund’s assets (i) to deliver to the corresponding Transferring Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, computed in the manner and as of the time and date set forth in paragraphs 2.2 and 2.3; and (ii) to assume the liabilities of the corresponding Transferring Fund, as set forth in paragraph 1.3. Such transactions shall take place on the Closing Date provided for in paragraph 3.1.

1.2 ASSETS TO BE ACQUIRED. The assets of each Transferring Fund to be acquired by the corresponding Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, receivables for shares sold and any other rights that are owned by that Transferring Fund and any deferred or prepaid expenses shown as an asset on the books of that Transferring Fund on the Closing Date.

Each Transferring Fund has provided the corresponding Acquiring Fund with its most recent unaudited statement of investments, statement of assets and liabilities, statement of operations and statement of changes in net assets, which contain a list of all of that Transferring Fund’s assets. Each Transferring Fund hereby represents that as of the date of the execution of this Agreement there have been no material changes in its financial position as reflected in said financial statements other than those occurring in the ordinary course of its business in connection with the purchase and sale of securities and the payment of its normal operating expenses and the payment of dividends, capital gains distributions and redemption proceeds to shareholders.

1.3 LIABILITIES TO BE ASSUMED. Each Transferring Fund will, to the extent permissible and consistent with its own investment objectives and policies, endeavor in good faith to discharge all of its known liabilities and obligations prior to the Closing Date. Each Acquiring Fund shall assume all of the corresponding Transferring Fund’s liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise in existence on the Closing Date.

1.4 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable, (a) each Transferring Fund will liquidate and distribute pro rata to its Class I, Class II and Institutional Class (if applicable) shareholders (the “Transferring Fund Shareholders”) of record, determined as of the close of business on the New York Stock Exchange on the business day next preceding the Closing Date (such time and date being hereinafter called the “Valuation Date”), the Class I, Class II and Institutional Class, respectively, Acquiring Fund Shares received by that Transferring Fund pursuant to paragraph 1.1; and (b) each Transferring Fund will thereupon proceed to liquidation as set forth in paragraph 1.8 below. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Transferring Fund on the books of the corresponding Acquiring Fund to open accounts on the share records of the corresponding Acquiring Fund in the names of the Transferring Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. Such liquidation and distribution shall be accomplished on a class equivalent basis, i.e., Class I shares of the Transferring Fund shall be exchanged for Class I shares of the Acquiring Fund, Class II shares of the Transferring Fund shall be exchanged for Class II shares of the Acquiring Fund and Institutional Class shares of the Transferring Fund shall be exchanged for Institutional Class shares of the Acquiring Fund. All issued and outstanding shares of each Transferring Fund will simultaneously be canceled on the books of that Transferring Fund. The Acquiring Funds shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.5 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Funds’ transfer agent. Shares of the Acquiring Funds will be issued in the manner described in the Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”), relating to the Acquiring Fund Shares, which shall include a proxy statement of each Transferring Fund and the prospectus of each Acquiring Fund relating to the transactions contemplated by this Agreement (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will have been distributed to shareholders of each Transferring Fund in connection with the meeting of shareholders of such Transferring Fund to approve this Agreement and the transactions contemplated hereby.

1.6 TRANSFER TAXES. It is the parties’ understanding that no transfer taxes will apply to the issuance of shares and transfers of shares and assets in accordance with this Agreement.

1.7 REPORTING RESPONSIBILITY. Any regulatory reporting responsibility of the Transferring Funds is and shall remain the responsibility of the Transferring Funds up to and including the Closing Date and such later date on which the Transferring Funds are liquidated.

1.8 LIQUIDATION. The Dundee Trust shall take all necessary and appropriate steps under applicable law to make all distributions pursuant to paragraph 1.4 and liquidate the Transferring Funds promptly following the Closing Date.

ARTICLE II

VALUATION

2.1 VALUATION OF ASSETS. The value of each Transferring Fund’s assets to be acquired by the corresponding Acquiring Fund hereunder shall be the value of such assets computed as of the close of business on the Valuation Date (as defined in paragraph 1.4), using the valuation procedures set forth in the Dundee Trust’s Amended and Restated Agreement and Declaration of Trust and the Transferring Funds’ then current prospectuses and statements of additional information or such other valuation procedures as may be mutually agreed upon by the parties.

2.2 VALUATION OF SHARES. For purposes of the Reorganization, each Acquiring Fund’s net asset value per share shall be equal to the corresponding Transferring Fund’s net asset value per share computed as of the close of business on the New York Stock Exchange on the Valuation Date.

2.3 SHARES TO BE ISSUED. The number of full and fractional Acquiring Fund Shares to be issued in exchange for a Transferring Fund’s assets shall have an aggregate net asset value equal to the value of the net assets of the corresponding Transferring Fund on the Valuation Date, determined as provided in this Article II. Such issuance shall be accomplished on a class equivalent basis, i.e., Class I shares of the Acquiring Fund shall be exchanged for Class I shares of the Transferring Fund, Class II shares of an Acquiring Fund shall be exchanged for Class II shares of an Transferring Fund and Institutional Class shares of the Acquiring Fund shall be exchanged for Institutional Class shares of an Transferring Fund.

2.4 DETERMINATION OF VALUE. All computations of value shall be made by BNY Mellon Investment Servicing (US) Inc., the Transferring Funds’ accounting agent, in accordance with its regular practice in pricing the shares and assets of the Transferring Funds and confirmed by The Northern Trust Company, the Acquiring Funds’ accounting agent. Each Transferring Fund and Acquiring Fund agree, however, to use all commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Acquiring Funds and those determined in accordance with the pricing policies and procedures of the Transferring Funds.

ARTICLE III

CLOSING AND CLOSING DATE

3.1 CLOSING DATE. The parties shall make respective best efforts to close the Reorganization (the “Closing”) on or about November 18, 2013 (the “Closing Date”), unless the parties agree in writing otherwise. All acts taking place at the Closing shall be deemed to take place simultaneously immediately prior to the opening of business on the Closing Date unless otherwise provided herein. The Closing shall be held as of 8:00 a.m. Eastern time at the offices of the Advisers Investment Trust, or at such other time and/or place as the parties may agree.

3.2 EFFECT OF SUSPENSION IN TRADING. In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Funds or the Transferring Funds shall be closed to trading or trading thereon shall be restricted; or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Funds or the Transferring Funds is impracticable as mutually determined by the parties, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored and the Closing Date shall be postponed until the second such business day.

3.3 TRANSFER AGENT’S CERTIFICATE. The Transferring Funds’ Transfer Agent shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Transferring Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder of record immediately prior to the Closing. Each Acquiring Fund shall issue and deliver, or cause its transfer agent to issue and deliver, to the Secretary of the Dundee Trust a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date or provide evidence satisfactory to the corresponding Transferring Fund that such Acquiring Fund Shares have been credited to the corresponding Transferring Fund’s account on the books of such Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts and other documents as such other party or its counsel may reasonably request.

3.4 CUSTODIAN’S CERTIFICATE. The Transferring Funds’ Custodian shall deliver at the Closing a certificate of an authorized officer stating that: (a) each Transferring Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the corresponding Acquiring Fund as of the Closing Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by each Transferring Fund.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS OF THE TRANSFERRING FUNDS. Dundee Trust on behalf on behalf of each Transferring Fund represents and warrants to the Advisers Investment Trust and the corresponding Acquiring Fund as follows:

(a) The Transferring Fund is a separate investment series of the Dundee Trust, a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Transferring Fund is a separate investment series of the Dundee Trust, which is registered as an investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the “Commission”) as an investment company under the 1940 Act, is in full force and effect.

(c) The current prospectus and statement of additional information of the Transferring Fund conform in all material respects to the applicable requirements of the 1933 Act, and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Transferring Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in violation of any provision of the Dundee Trust’s Amended and Restated Agreement and Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Transferring Fund is a party or by which it is bound.

(e) The Transferring Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it prior to the Closing Date or as a result of the Closing of the Reorganization, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.

(f) Except as otherwise disclosed in writing to and accepted by the corresponding Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Transferring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Transferring Fund to carry out the transactions contemplated by this Agreement. The Transferring Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

(g) At the Closing Date, all audited financial statements of the Transferring Fund at September 30, 2012 and unaudited financial statements at March 31, 2013, are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Transferring Fund as of such dates, and there are no known contingent liabilities of the Transferring Fund as of such dates not disclosed therein.

(h) Since March 31, 2013, there has not been any material adverse change in the Transferring Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Transferring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the corresponding Acquiring Fund. For the purposes of this subparagraph (h), a decline in the net asset value of the Transferring Fund shall not constitute a material adverse change.

(i) At the Closing Date, all federal and other tax returns and reports of the Transferring Fund required by law to have been filed by such date shall have been filed, and all federal and other taxes shown due on said returns and reports shall have been paid, or provision shall have been made for the payment thereof. All of the Transferring Funds’ tax liabilities have been adequately provided for on its books. To the best of the Transferring Fund’s knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

(j) For each taxable year of its operation ended on or before the date of this Agreement, the Transferring Fund has met the requirements of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended, (the “Code”) for qualification and treatment as a regulated investment company and has distributed in each such year such amounts as are required to avoid any entry-level federal income and excise tax. The Transferring Fund will continue to meet the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for its current taxable year.

(k) All issued and outstanding shares of the Transferring Fund are, and at the Closing Date will be, legally issued and outstanding, fully paid and non-assessable by the Transferring Fund. All of the issued and outstanding shares of the Transferring Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.3. The Transferring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any of the Transferring Fund Shares, nor is there outstanding any security convertible into any of the Transferring Fund Shares.

(l) At the Closing Date, the Transferring Fund or nominee will have good and marketable title to the Transferring Fund’s assets to be transferred to the corresponding Acquiring Fund pursuant to paragraph 1.2 and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, and, upon delivery and payment for such assets, the corresponding Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to and accepted by the corresponding Acquiring Fund.

(m) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Transferring Fund and, subject to approval by the Transferring Fund’s shareholders, this Agreement constitutes a valid and binding obligation of the Transferring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(n) The information furnished by the Transferring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein is accurate and complete in all material respects and complies in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

(o) From the effective date of the Registration Statement (as defined in paragraph 1.5), through the time of the meeting of the Transferring Fund Shareholders and on the Closing Date, any written information furnished by the Transferring Fund with respect to the Transferring Fund for use in the Proxy Statement/Prospectus (as defined in paragraph 1.5), the Registration Statement or any other materials provided in connection with the Reorganization, does not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not materially misleading.

(p) The Transferring Funds’ investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Transferring Funds’ prospectuses, except as previously disclosed in writing to the Acquiring Funds.

4.2 REPRESENTATIONS OF THE ACQUIRING FUNDS. Advisers Investment Trust on behalf of each Acquiring Fund represents and warrants to the Dundee Trust and the corresponding Transferring Fund as follows:

(a) The Acquiring Fund is a separate investment series of the Advisers Investment Trust, a business trust duly organized, validly existing and in good standing under the laws of the State of Ohio.

(b) The Acquiring Funds is a separate investment series of the Advisers Investment Trust, which is registered as an investment company classified as a management company of the open-end type, and Advisers Investment Trust’s registration with the Commission as an investment company under the 1940 Act, is in full force and effect.

(c) The prospectus and statement of additional information, as of the Closing Date, of the Acquiring Fund will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Advisers Investment Trust’s Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

(e) Except as otherwise disclosed in writing to and accepted by the corresponding Transferring Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Advisers Investment Trust or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Advisers Investment Trust knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(f) At the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law then to be filed by such date, if any, shall have been filed, and all federal and other taxes shown due on said returns and reports shall have been paid or provision shall have been made for the payment thereof. To the best of the Acquiring Fund’s knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

(g) As of the date hereof, the Acquiring Fund has not commenced operation; however, the Acquiring Fund intends to meet the requirements of Subchapter M of Subtitle A, Chapter 1, of the Code for qualification and treatment as a regulated investment company for the taxable year in which the Reorganization occurs and intends to continue to meet all the requirements for that qualification and intends to distribute in each year such amounts as are required to avoid any entry-level federal income and excise tax.

(h) The Acquiring Fund was formed for the purpose of effecting the Reorganization, has not engaged in any business prior to the Reorganization and does not own any assets. The Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.

(i) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Advisers Investment Trust, and this Agreement constitutes a valid and binding obligation of the Advisers Investment Trust enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(j) The Acquiring Fund Shares to be issued and delivered to the corresponding Transferring Fund, for the account of the Transferring Fund Shareholders, pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be legally issued and outstanding Acquiring Fund Shares, and will be fully paid and non-assessable.

(k) The information furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated hereby is accurate and complete in all material respects and complies in all material respects with federal securities and other laws and regulations applicable thereto.

(l) From the effective date of the Registration Statement (as defined in paragraph 1.5), through the time of the meeting of the Transferring Fund Shareholders and on the Closing Date, any written information furnished by Advisers Investment Trust with respect to the Acquiring Fund for use in the Proxy Statement/Prospectus (as defined in paragraph 1.5), the Registration Statement or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not materially misleading.

(m) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such of the state blue sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

(n) The Advisers Investment Trust will file a post-effective amendment to its registration statement on Form N-1A, with the Commission, for the purpose of registering the Acquiring Fund as a series of the Advisers Investment Trust (“PEA”). The PEA will be effective on or before the Closing Date.

(o) The Acquiring Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it prior to the Closing Date or as a result of the Closing of the Reorganization, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.

ARTICLE V

COVENANTS OF THE ACQUIRING FUNDS AND THE TRANSFERRING FUNDS

5.1 OPERATION IN ORDINARY COURSE. Each Transferring Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include distribution of customary dividends, distributions, and redemptions. Each Acquiring Fund will not commence operations until the Closing Date.

5.2 APPROVAL BY SHAREHOLDERS. The Dundee Trust will call a meeting of the shareholders of each Transferring Fund to consider and act upon this Agreement and to take all other reasonable action necessary to obtain approval of the transactions contemplated herein.

5.3 INVESTMENT REPRESENTATION. Each Transferring Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4 ADDITIONAL INFORMATION. Each Transferring Fund will assist the corresponding Acquiring Fund in obtaining such information as the corresponding Acquiring Fund reasonably requests concerning the beneficial ownership of the shares of each Transferring Fund as of the Closing Date.

5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Acquiring Funds and the Transferring Funds will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to preserve the tax-free reorganization status of the transactions for federal income tax purposes, including any actions required to be taken after the Closing Date.

5.6 PREPARATION OF FORM N-14 REGISTRATION STATEMENT. Advisers Investment Trust will prepare and file with the Commission a Registration Statement (as defined in paragraph 1.5) relating to the Reorganization. The Registration Statement shall be in material compliance with the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and the 1940 Act. Each Transferring Fund will provide its respective Acquiring Fund with the materials and information necessary to prepare the Proxy Statement/Prospectus for inclusion in the Registration Statement in connection with the meeting of the Transferring Funds Shareholders to consider the approval of this Agreement and the transactions contemplated herein. Advisers Investment Trust will afford the Dundee Trust a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto and will obtain the Dundee Trust’s consent to the filing thereof (such consent will not be unreasonably withheld).

5.7 INDEMNIFICATION.

(a) Each party (an “Indemnitor”) shall identify and hold harmless the other party, each of such other party’s affiliated companies, and all directors, officers, employees and agents of such other party (“Indemnified Parties”), against any and all losses, damages, or liabilities or any pending or completed actions, claims, suits complaints or investigations (including all reasonable expenses of litigation or arbitration), judgments, fines or amounts paid in any settlement consented by the Indemnitor to which any Indemnified Party may become subject to (collectively, “Losses”) as a result or arising out of or relating to: (1) any grossly negligent acts, omissions, bad faith or willful misconduct in the performance of Indemnitor’s duties and obligations hereunder; (2) any breach of the Indemnitor’s representations or warranties contained in this Agreement; (3) Indemnitor’s failure to comply with any terms of this Agreement; or (4) any action of an Indemnified Party, upon instructions believed in good faith by the Indemnified Party to have been executed by a duly authorized officer or representative of the Indemnitor. No Indemnified Party, however, shall be indemnified hereunder against any Losses arising directly from such Indemnified Party’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in such Indemnified Party’s position.

(b) The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. In order that the indemnification provisions contained herein shall apply, upon the assertion of a claim or a loss for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion or loss, and shall keep the other advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate at its expense with the party seeking indemnification in the defense of such claim. In this event, the party seeking indemnification may not settle, compromise or consent to judgment except with the other party’s prior written consent. The obligations of the parties hereto under this Section shall survive termination of the Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRANSFERRING FUND

The obligations of each Transferring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Advisers Investment Trust and corresponding Acquiring Fund of all the obligations to be performed by them hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1 All representations and warranties of each of the Acquiring Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and each Acquiring Fund shall have delivered to the corresponding Transferring Fund a certificate executed in its name by the Advisers Investment Trust’s President or Vice President, in form and substance reasonably satisfactory to the corresponding Transferring Fund and dated as of the Closing Date, to such effect.

6.2 With respect to the Acquiring Funds, the Dundee Trust shall have received on the Closing Date an opinion from Thompson Hine LLP, counsel to the Advisers Investment Trust and the Acquiring Funds, dated as of the Closing Date, and also a draft opinion as of five (5) days prior to the Closing Date, in a form reasonably satisfactory to the corresponding Transferring Fund, substantially to the effect that:

(a) Each of the Acquiring Funds is a series of the Advisers Investment Trust, a business trust duly organized, validly existing and in good standing under the laws of the State of Ohio, and to such counsel’s knowledge, has the power to own all of its properties and assets and to carry on its business, as such business is described in the Registration Statement.

(b) Each of the Acquiring Funds is a series of an Ohio business trust registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect.

(c) This Agreement has been duly authorized, executed, and delivered by the Advisers Investment Trust on behalf of the Acquiring Funds, and, assuming due authorization, execution and delivery of this Agreement by the corresponding Transferring Funds, is a valid and binding obligation of the Acquiring Funds enforceable against the Acquiring Funds in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equity principles.

(d) Assuming that a consideration of not less than the net asset value of the Acquiring Fund Shares has been paid, the Acquiring Fund Shares to be issued and delivered to the corresponding Transferring Fund on behalf of the Transferring Fund Shareholders as provided by this Agreement are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable, and no shareholder of any Acquiring Fund has any preemptive rights in respect thereof pursuant to statute, or the Advisers Investment Trust’s Declaration of Trust or Bylaws.

(e) Each of the Registration Statement and the PEA has been declared effective by the Commission and to such counsel’s knowledge, no stop order under the 1933 Act pertaining thereto has been issued, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Ohio is required for consummation by the Advisers Investment Trust and the Acquiring Funds of the transactions contemplated herein, except as such have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, as well as may be required under state securities laws (no opinion being required with respect to such state securities laws).

(f) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Advisers Investment Trust’s Declaration of Trust or Bylaws, or to the knowledge of its counsel, without having made any investigation, result in the acceleration of any obligation or the imposition of any penalty in the nature of liquidated damages or otherwise under any judgment, or decree to which the Advisers Investment Trust or any Acquiring Fund is a party or by which it is bound.

(g) Only insofar as they relate to an Acquiring Fund, the descriptions in the Proxy Statement/Prospectus of statutes, legal and governmental proceedings and material contracts, if any, are accurate and fairly present in all material respects the information required to be shown in the Proxy Statement/Prospectus.

(h) In the ordinary course of such counsel’s representation of Advisers Investment Trust, and without having made any investigation, such counsel does not know of any legal or governmental proceedings, only insofar as they relate to the Acquiring Funds, existing on or before the effective date of the Registration Statement or the Closing Date required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(i) In the ordinary course of such counsel’s representation of Advisers Investment Trust, and without having made any investigation, and except as otherwise disclosed, to the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Advisers Investment Trust or any of its properties or assets and Advisers Investment Trust is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business, other than as previously disclosed in the Registration Statement.

(j) To the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Ohio is required for consummation by Advisers Investment Trust and the Acquiring Fund of the transaction contemplated herein, except as has and as may be obtained under the 1933 Act, the 1934 Act and the 1940 Act, and as may be required under state securities laws.

Such opinion shall contain such assumptions and limitations as shall be in the opinion of Thompson Hine LLP appropriate to render the opinions expressed therein and are reasonably satisfactory to counsel for the Transferring Funds. In addition, in rendering the above opinion, Thompson Hine LLP may rely on the opinion of local counsel.

6.3 As of the Closing Date of the Reorganization of the corresponding Transferring Funds, there shall have been no material change in the investment objective, policies and restrictions nor any material adverse change in the investment management fees, other fees payable for services provided to the Acquiring Funds, fee waiver or expense reimbursement undertakings, or sales loads of the Acquiring Funds as reflected in the PEA from those fee amounts, undertakings and sales load amounts of the Acquiring Funds described in the Proxy Statement/Prospectus.

6.4 For the period beginning at the Closing Date and ending not less than six years thereafter, DundeeWealth US, its successor or assigns shall provide, or cause to be provided, liability coverage from a commercial insurance carrier in a form reasonably acceptable to the Board of Trustees of the Dundee Trust applicable to both former and current Trustees and officers of the Dundee Trust, covering the actions of such Trustees and officers of the Dundee Trust for the period they served as such with respect to matters related to the Transferring Fund. The premium for such liability coverage shall be paid by DundeeWealth US and/or its parent or other affiliate.

6.5 Each Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of its corresponding Transferring Fund’s current and former trustees and officers, acting in their capacities as such, shall survive the Reorganization as obligations of such Acquiring Fund and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against such Acquiring Fund, its successors or assigns. The rights of indemnification described under this paragraph shall be limited to amounts not covered by the commercial insurance policy (i.e., insurance deductible and amounts in excess of insurance coverage) provided for in paragraph 6.4; provided, however, that (i) such indemnification is not conditioned on the insurance policy covering the entire claim; and (ii) if the insurance policy requires the former trustees or officers to first seek indemnification, such trustees or officers may, but are not required, to first seek indemnification before making a claim under the insurance policy.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS

The obligations of each Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Transferring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1 All representations and warranties of the Transferring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Transferring Fund shall have delivered to the corresponding Acquiring Fund on the Closing Date a certificate executed in its name by the Dundee Trust’s President or Vice President, in form and substance reasonably satisfactory to the corresponding Acquiring Fund and dated as of the Closing Date, to such effect.

7.2 The Transferring Fund shall have delivered to the corresponding Acquiring Fund a statement of the Transferring Fund’s assets and liabilities, together with a list of the Transferring Fund’s portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date and also as of five (5) days prior to the Closing Date, certified by the Treasurer or Assistant Treasurer of the Dundee Trust.

7.3 With respect to the Transferring Funds, the Advisers Investment Trust shall have received on the Closing Date an opinion of Drinker Biddle & Reath LLP, counsel to the Dundee Trust and the Transferring Funds, dated as of the Closing Date, in a form reasonably satisfactory to the corresponding Acquiring Fund, to the effect that:

(a) Each of the Transferring Funds is a series of the Dundee Trust, a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and to such counsel’s knowledge, has the power to own all of its properties and assets and to carry on its business as presently conducted.

(b) Each of the Transferring Funds is a series of a Delaware statutory trust registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration with the Commission as an investment company under the 1940 Act is in full force and effect.

(c) This Agreement has been duly authorized, executed and delivered by the Dundee Trust on behalf of the Transferring Funds and, assuming due authorization, execution, and delivery of this Agreement by the corresponding Acquiring Funds, is a valid and binding obligation of each of the Transferring Funds enforceable against such Transferring Funds in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

(d) Assuming that a consideration therefore of not less than the net asset value of the Transferring Fund Shares has been paid, and assuming that such shares were issued in accordance with the terms of the Transferring Fund’s registration statement, or any amendment thereto, in effect at the time of such issuance, all issued and outstanding shares of the Transferring Fund are legally issued and outstanding and fully paid and non-assessable, and no shareholder of the Transferring Fund has any preemptive rights in respect thereof pursuant to statute or the Dundee Trust’s Amended and Restated Agreement and Declaration of Trust or Bylaws.

(e) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Dundee Trust’s Amended and Restated Agreement and Declaration of Trust or By-laws, or, to the knowledge of such counsel, without having made any investigation, result in the acceleration of any obligation or the imposition of any penalty in the nature of liquidated damages or otherwise, under any agreement, judgment, or decree to which the Dundee Trust or any Transferring Fund is a party or by which it is bound.

(f) Only insofar as they relate to the Transferring Funds, the descriptions in the Proxy Statement/Prospectus of statutes, legal and governmental proceedings and material contracts, if any, are accurate and fairly present in all material respects the information required to be shown in the Proxy Statement/Prospectus.

(g) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Dundee Trust and the Transferring Funds of the transaction contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and the 1940 Act, and as may be required under state securities laws.

(h) In the ordinary course of such counsel’s representation of Dundee Trust, and without having made any investigation, such counsel does not know of any legal or governmental proceedings, only insofar as they relate to the Transferring Fund, existing on or before the effective date of the Registration Statement or the Closing Date required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(i) In the ordinary course of such counsel’s representation of Dundee Trust, and without having made any investigation, and except as otherwise disclosed, to the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Dundee Trust or any of its properties or assets and Dundee Trust is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business, other than as previously disclosed in the Registration Statement.

Such opinion shall contain such other assumptions and limitations as shall be in the opinion of Drinker Biddle & Reath LLP appropriate to render the opinions expressed therein and are reasonably satisfactory to counsel for the Acquiring Funds.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF

THE ACQUIRING FUNDS AND THE TRANSFERRING FUNDS TO CLOSE

If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Transferring Funds or the Acquiring Funds, as the case may be, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1 This Agreement and the transactions contemplated herein with respect to each Transferring Fund shall have been approved by the requisite vote of the holders of the outstanding shares of that Transferring Fund in accordance with the provisions of the Dundee Trust’s Amended and Restated Agreement and Declaration of Trust and By-Laws and certified copies of the resolutions evidencing such approval shall have been delivered to the corresponding Acquiring Fund. A Transferring Fund shall not be obligated to consummate this Agreement and the transactions contemplate hereby if another Transferring Fund has not obtained the requisite shareholder approval with respect to that Transferring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Funds nor the Transferring Funds may waive the conditions set forth in this paragraph 8.1.

8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary “no action” positions of and exemptive orders from such federal and state authorities) to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of an Acquiring Fund or a Transferring Fund, provided that either party hereto may for itself waive any of such conditions.

8.4 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. In addition, the registration statement on Form N-1A for the Advisers Investment Trust, including the PEA, shall be effective and no stop orders suspending the effectiveness shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5 Advisers Investment Trust, on behalf of and with respect to each Acquiring Fund, shall have entered into or adopted any and all agreements necessary for the Acquiring Fund’s operation as a series of an open-end investment company.

8.6 The parties shall have received a favorable legal opinion from Drinker Biddle & Reath LLP addressed to the Advisers Investment Trust and the Dundee Trust and their Boards of Trustees, respectively, substantially to the effect that, for federal income tax purposes:

(a) The transfer of all of each Transferring Fund’s assets in exchange for the corresponding Acquiring Fund Shares and the assumption by the corresponding Acquiring Fund of the liabilities of the Transferring Fund followed by the distribution of the Acquiring Fund Shares to the Transferring Fund Shareholders in dissolution and liquidation of such Transferring Fund will constitute an “F reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and each Acquiring Fund and Transferring Fund will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

(b) No gain or loss will be recognized by any Acquiring Fund upon the receipt of the assets of the corresponding Transferring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Transferring Fund.

(c) No gain or loss will be recognized by any Transferring Fund (1) upon the transfer of its assets to the corresponding Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the corresponding Acquiring Fund of the liabilities of the Transferring Fund or (2) upon the distribution of the Acquiring Fund Shares to Transferring Fund Shareholders in respect of their shares of the Transferring Fund.

(d) No gain or loss will be recognized by Transferring Fund Shareholders upon their receipt of Acquiring Fund Shares in exchange for their shares of a Transferring Fund.

(e) The aggregate adjusted tax cost basis of the Acquiring Fund Shares received by each Transferring Fund Shareholder pursuant to the Reorganization will be the same as the aggregate adjusted tax cost basis of the Transferring Fund Shares held by such Shareholder immediately prior to the Closing. The holding period of the Acquiring Fund Shares received by each Transferring Fund Shareholder will include the period during which the Transferring Fund Shares were held by such Shareholder (provided the Transferring Fund Shares were held as capital assets on the date of the Closing).

(f) The adjusted tax cost basis of the Transferring Fund assets acquired by the corresponding Acquiring Fund will be the same as the adjusted tax cost basis of such assets to the Transferring Fund immediately prior to the Closing, and the holding period of the assets of the Transferring Fund in the hands of the corresponding Acquiring Fund will include the period during which those assets were held by the Transferring Fund.

(g) For purposes of Section 381 of the Code, each Acquiring Fund will be treated as the same corporation as the corresponding Transferring Fund and the tax attributes of such Transferring Fund enumerated in Section 381(c) of the Code will be taken into account by the Acquiring Fund as if there had been no reorganization.

Such opinion shall contain such assumptions and limitations as shall be in the opinion of Drinker Biddle & Reath LLP appropriate to render the opinions expressed therein and are reasonably satisfactory to counsel for the Acquiring Funds. Further, such opinion may state that no opinion is expressed regarding the following: (i) the federal income tax consequences of the payment of reorganization expenses by JO Hambro Capital Management Limited and DundeeWealth US, except in relation to the qualification of the transfer of each Transferring Fund’s assets to its respective Acquiring Fund as a reorganization under Section 368(a); (ii) the effect of the Reorganization on any Transferring Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting (including under Section 1256 of the Code); (iii) the effect of the Reorganization on any shareholder of any Transferring Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (iv) whether accrued market discount on any market discount bonds held by any Transferring Fund, if any, will be required to be recognized as ordinary income under Section 1276 as a result of the Reorganization; and (v) any state, local or foreign tax consequences of the Reorganization. Notwithstanding anything herein to the contrary, neither the Acquiring Funds nor the Transferring Funds may waive the conditions set forth in this paragraph 8.7.

ARTICLE IX

EXPENSES

9.1 The Transferring Funds, the Acquiring Funds and the shareholders of the Transferring Funds and the Acquiring Funds will pay their respective expenses, if any, incurred in connection with the Reorganization. Notwithstanding the foregoing, JO Hambro Capital Management Limited shall pay costs relating to the solicitation of the shareholders of the Transferring Funds (inclusive of legal fees and expenses, printing, mailing the proxy statement and soliciting proxies), to the extent that such costs are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B.187). Any other costs that are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B.187) and not reflected in the foregoing sentence shall be shared by JO Hambro Capital Management Limited and DundeeWealth US as they may mutually agree.

ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1 Each Acquiring Fund and each Transferring Fund agrees that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2 The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 1.1, 1.2, 1.3, 1.4, 4.1 (n) and 4.2 (k) and Articles IX and X.

ARTICLE XI

TERMINATION

11.1 This Agreement may be terminated with respect to the Acquiring Funds and the Transferring Funds by the mutual agreement of the Acquiring Funds and Transferring Funds at or prior to the Closing Date. In addition, the Dundee Trust or the Advisers Investment Trust may at its option terminate this Agreement at or prior to the Closing Date because:

(a) of a breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date, if not cured within 10 days after written notice thereof is delivered to the breaching party; or

(b) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

(c) a determination by the party’s Board of Trustees, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the party, and to give notice to the other party thereto.

11.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Dundee Trust or the Advisers Investment Trust, or their respective Boards or officers, to the other party, including without limitation consequential damages, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement as provided in paragraph 9.1.

ARTICLE XII

AMENDMENTS

12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Dundee Trust and the Advisers Investment Trust; provided, however, that following the meeting of shareholders of the Transferring Funds pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Transferring Fund Shareholders under this Agreement to the detriment of such Transferring Fund Shareholders without their further approval.

ARTICLE XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;

LIMITATION OF LIABILITY

13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

13.5 With respect to the Dundee Trust, the names used herein refer to the Dundee Trust and, as the case may be, the Trustees, as trustees but not individually or personally, acting from time to time under organizational documents of the Dundee Trust filed in Delaware, which are hereby referred to and are also on file at the principal offices of the Dundee Trust. The obligations of the Dundee Trust entered into in the name or on behalf thereof by any of its Trustees, representatives or agents of the Dundee Trust, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Dundee Trust personally, but bind only the trust property, and all persons dealing with the Transferring Funds must look solely to the trust property belonging to a Transferring Fund for the enforcement of any claims against a Transferring Fund.

With respect to the Advisers Investment Trust, the names used herein refer to Advisers Investment Trust and, as the case may be, the Trustees, as trustees but not individually or personally, acting from time to time under organizational documents of Advisers Investment Trust filed in Ohio, which are hereby referred to and are also on file at the principal offices of Advisers Investment Trust. The obligations of Advisers Investment Trust entered into in the name or on behalf thereof by any of its Trustees, representatives or agents of Advisers Investment Trust, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of Advisers Investment Trust personally, but bind only the trust property, and all persons dealing with Acquiring Funds must look solely to the trust property belonging to a Acquiring Fund for the enforcement of any claims against an

Acquiring Fund.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

ADVISERS INVESTMENT TRUST ON
BEHALF OF JOHCM EMERGING
MARKETS OPPORTUNITIES FUND,
JOHCM GLOBAL EQUITY FUND and
JOHCM INTERNATIONAL SELECT
FUND

By: /s/ Dina Tantra
Name: Dina Tantra
Title: President

DUNDEEWEALTH FUNDS ON BEHALF
OF ITS JOHCM EMERGING MARKETS
OPPORTUNITIES FUND, JOHCM
GLOBAL EQUITY FUND and JOHCM
INTERNATIONAL SELECT FUND

By: /s/ Amy D. Duling
Name: Amy D. Duling
Title: President

DUNDEEWEALTH US, LLP
SOLELY WITH RESPECT TO
PARAGRAPHS 6.4 and 9.1

By: /s/ Amy D. Duling
Name: Amy D. Duling
Title: SVP

JO HAMBRO CAPITAL MANAGEMENT
LIMITED, SOLELY WITH RESPECT TO
PARAGRAPH 9.1

By: /s/ M. Helen Vaughan
Name: M. Helen Vaughan
Title: Director